November 6, 2003

KAMA-TEC CORPORATION
   OTAY VALLY INDUSTRIAL PARK 739 DESIGN COURT, #503
   CHULA VISTA, CA. 91911-6164 U.S.A.

        Terms and Conditions for the stand-by LC to LTC Acquisition Corp.

Dear Sirs,

     We hereby inform you of the terms and conditions of the stand-by letter of credit which has been issued by us in favor of LTC Acquisition Corporation and for the account of KAMA-TEC (HK) Ltd.

     (Original)
         LC Amount:          US $ 4,630,000.00
         Issuing Date:           July 29, 2003
         Expiry Date:         October 29, 2003

       Commission
         Guarantee Fee:       JP(yen)1,115,367
         Issuing Fee:            JP(yen)10,000
         Cable Charge             JP(yen)7,600
       ---------------------------------------
         Sub Total            JP(yen)1,132,967

     (After Amendment)
         LC Amount:          US $ 4,630,000.00
         Expiry Date:         January 29, 2004

       Commission
         Guarantee Fee:       JP(yen)1,036,657
         Cable Charge:            JP(yen)3,900
       ---------------------------------------
         Sub Total            JP(yen)1,040,557

       Total Commission:      JP(yen)2,173,524

regards,

                                SUMITOMO MITSUI BANKING CORPORATION
                                  OJI Corporate business office

                                    Senior Manager

                                    signature Hiroyuki Murata
                                    -------------------------